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                                                                     EXHIBIT 5.3

                [Letterhead of Bradley Arant Rose & White, LLP]


                                October 4, 2002


Russell Corporation
3330 Cumberland Boulevard
Suite 800
Atlanta, Georgia 30339

                           Re: Russell Corporation, DeSoto Mills, Inc.,
                               Russell Apparel LLC, and Russell Yarn LLC
                               Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as special counsel to Russell Corporation, an Alabama corporation (the "Company"), DeSoto Mills, Inc., an Alabama corporation ("DeSoto"), Russell Apparel LLC, an Alabama limited liability company ("Russell Apparel"), and Russell Yarn, LLC, an Alabama limited liability company ("Russell Yarns", and together with DeSoto and Russell Apparel, the "Alabama Guarantors") in connection with the public offering of up to $250,000,000 aggregate principal amount of 9.25% Senior Notes due 2010 (the "Exchange Notes") of the Company. The Indenture, dated as of April 18, 2002 (the "Indenture"), by and among the Company, the Guarantors (as defined in Schedule 1) and Wachovia Bank, National Association, as Trustee (the "Trustee"), provides for the guarantee of the Exchange Notes by the Guarantors (the "Guarantees", and the Guarantees by the Alabama Guarantors referred to as the "Alabama Guarantees") to the extent set forth in the Indenture. The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 9.25% Senior Notes due 2010 of the Company (the "Original Notes") under the Indenture, as contemplated by the Registration Rights Agreement, dated April 18, 2002 (the "Registration Rights Agreement"), by and among the Company, the Guarantors, J.P. Morgan Securities Inc., Fleet Securities, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporation, SunTrust Capital Markets, Inc. and First Union Securities, Inc.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         As such counsel, we have examined copies of each of the following documents:



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         (i)      an executed copy of the Registration Rights Agreement;

         (ii) an executed copy of the Indenture, including the terms and provisions of the Guarantees;

         (iii) the Articles of Incorporation of Russell Corporation, as certified by the Secretary of State of the State of Alabama as of March 29, 2002, the Articles of Incorporation of DeSoto Mills, Inc. and the Articles of Formation of Russell Yarn, LLC and Russell Apparel LLC, each as certified by the Secretary of State of the State of Alabama as of March 28, 2002;

         (iv) the By-laws or the Operating Agreements, as applicable, of each of the Alabama Guarantors, as such documents existed as of and were certified on April 18, 2002;

         (v) certain resolutions adopted by the members of the Boards of Directors or the Managers of each of the Alabama Guarantors relating to the Registration Statement, Exchange Offer, the Indenture, the issuance of Exchange Notes by the Company and the issuance of the Alabama Guarantees by the Alabama Guarantors and related matters all as were certified to us as of April 18, 2002; and

         (vi)     the form of the Exchange Notes, including the Guarantees.

With respect to the documents and resolutions described in items (iii), (iv) and
(v), we have assumed that such documents and resolutions have not been modified since the date such documents and resolutions were certified to and examined by us and remain in full force and effect as of the date hereof.

         We have also examined and relied upon the accuracy of the representations and warranties as to factual matters contained in and made pursuant to the Transaction Documents (as hereinafter defined) and have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. As to certain factual matters with respect to our opinion, we have examined, and have relied upon the accuracy of, certificates from officers of the Company and the Alabama Guarantors, and upon certificates or written or oral statements of public officials. In all such examinations, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed, photographic or telecopied copies, and as to certificates, facsimile and oral statements or


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confirmations given by public officials, we have assumed the same to have been properly given and to be accurate and to have remained accurate through the date hereof. In addition and without limiting the foregoing, we have, with your permission and without any independent investigation, assumed the following in connection with the opinions rendered below:

         (i) the due authorization, execution and delivery of the Indenture, the Exchange Notes including the Guarantees, the Registration Rights Agreement and the Registration Statement (together, the "Transaction Documents") by all the parties thereto (other than the Company and the Alabama Guarantors to the extent the execution and delivery are governed by Alabama law); and

         (ii) that there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence on the part of any party to or beneficiary of any of the Transaction Documents with respect to the transactions contemplated thereby.

         Based upon and subject to the foregoing, and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the following opinions:

         (a) The Company and each of the Alabama Guarantors has full corporate or limited liability company right, power and authority to execute and deliver each of the Transaction Documents to which each is a party and to perform their respective obligations thereunder; and all corporate or limited liability company action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been taken.

         (b) The Indenture has been duly authorized, executed and delivered by the Company and each of the Alabama Guarantors.

         (c) The Exchange Notes, including the Alabama Guarantees, have been duly authorized and, when duly executed and authenticated in accordance with the terms of the Indenture by such officers as have been authorized pursuant to the applicable resolutions, will be duly executed and delivered by the Company and the Alabama Guarantors which are parties thereto.

         (d) No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each of the


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Alabama Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Alabama Guarantees and compliance by each of the Alabama Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under any federal or state securities laws.

         With respect to each of the foregoing opinions, we express no opinion as to any matters regarding state or federal tax laws and have not considered and express no opinion regarding any federal or state securities or blue sky laws or regulations

         The opinions expressed herein are limited to the matters stated herein and no opinion may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement these opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur. The opinions expressed herein are further limited in all respects to the internal laws of the State of Alabama, and no opinion is expressed herein with respect to the laws of any other jurisdiction or to the local laws, ordinances or rules of any municipality, county or political subdivision of the State of Alabama.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                        Yours very truly,


                                        /s/ BRADLEY ARANT ROSE & WHITE LLP


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                                   SCHEDULE I

                                   GUARANTORS



"Guarantors" means each of:

Cross Creek Apparel, LLC, a North Carolina limited liability company Cross Creek Holdings, Inc., a Delaware corporation
DeSoto Mills, Inc., an Alabama corporation
Jerzees Apparel, LLC, a Georgia limited liability company
Mossy Oak Apparel Company, a Delaware corporation
RINTEL Properties, Inc., a Delaware corporation
Russell Apparel LLC, an Alabama limited liability company
Russell Asset Management, Inc., a Delaware corporation
Russell Co-Op, LLC, a Guam limited liability company
Russell Financial Services, Inc., a Delaware corporation
Russell Yarn LLC, an Alabama limited liability company